UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2017

Mast Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32157	84-1318182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 500, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 552-0866

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 7, 2017, the board of directors (the “Board”) of Mast Therapeutics, Inc. (the “Company”) authorized the Company to transfer the listing of its common stock from the NYSE MKT LLC (the “NYSE MKT”) to The Nasdaq Stock Market LLC (“Nasdaq”) in connection with the Company’s proposed business combination (the “Merger”) with Savara Inc. (“Savara”).  Pending completion of the Merger, the combined company’s common stock has been approved for listing on The Nasdaq Capital Market, and on April 7, 2017, the Company provided written notice to the NYSE MKT of its intention to voluntarily delist its common stock from the NYSE MKT and to list its common stock on Nasdaq effective on the first trading day after the closing of the Merger. The Company’s common stock is expected to trade under the ticker symbol “MSTX” on the NYSE MKT until the closing of the Merger and commence trading on The Nasdaq Capital Market under the ticker symbol “SVRA” the first business day following the closing of the Merger.

In connection with the transfer to Nasdaq, Savara agreed to waive the Company’s obligation to prepare and submit to the NYSE MKT a listing application and the condition to the closing of the Merger that such listing application shall have been approved.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information included in Item 1.01 above is incorporated by reference.

Item 7.01 Regulation FD Disclosure.

On April 10, 2017, the Company issued a press release announcing the transfer of the listing to Nasdaq, a copy of which is furnished as Exhibit 99.1 to this report.

The information in Item 7.01 and in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Additional Information about the Merger and Where to Find It

In connection with the Merger, the Company has filed relevant materials with the Securities and Exchange Commission (“SEC”), including a registration statement on Form S-4 that contains a proxy statement, prospectus and information statement. The registration statement was declared effective by the SEC on March 15, 2017. The proxy statement/prospectus/information statement, other relevant materials, and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed by the Company with the SEC by directing a written request to: Mast Therapeutics, Inc., 3611 Valley Centre Drive, Suite 500, San Diego, CA 92130, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement/prospectus/information statement and the other relevant materials before making any voting or investment decision with respect to the Merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

The Company and its directors and executive officers and Savara and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger is included in the proxy statement/prospectus/information statement referred to above. Additional information regarding the directors and executive officers of the Company is also included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on March 6, 2017. These documents are available free of charge at the SEC web site (www.sec.gov) and from the Company, Attn: Investor Relations, at the address described above.

Item 9.01 Financial Statements and Exhibits.

Reference is made to the Exhibit Index included with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mast Therapeutics, Inc.

Date: April 10, 2017	By:	/s/ Brandi L. Roberts
Brandi L. Roberts
Chief Financial Officer and Senior Vice President

Exhibit Index

Exhibit Number	Description
99.1	Press release, dated April 10, 2017